THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS

June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$155,667	$28,710
Contract receivables	4,979,419	5,864,856
Due from employees	4,944	6,119
Prepaid expenses	82,691	234,996
Current maturity of notes receivable from related parties	3,573,639	3,314,984
Total current assets	8,796,360	9,449,665
PROPERTY AND EQUIPMENT, at cost
Office equipment	1,375	1,375
Computer equipment	42,984	41,709
Computer software	40,066	41,340
Leasehold improvements	5,725	5,725
Total property and equipment, at cost	90,150	90,149
Accumulated depreciation and amortization	(57,172)	(57,029)
Total property and equipment, net	32,978	33,120
Total assets	$8,829,338	$9,482,785

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS, continued

June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$235,131	$793,642
Factoring	3,571,269	4,153,224
Accounts payable	796,748	706,563
Accrued payroll	400,920	338,923
Accrued liabilities	737,534	775,220
Deferred revenue	285,597	235,393
Short term debt	125,000	-
Income taxes payable	483,523	663,882
Total current liabilities	6,635,722	7,666,847
Deferred income taxes	343,664	343,664
Total liabilities	6,979,386	8,010,511
STOCKHOLDER’S EQUITY
Common stock, $1 par value, 400 shares authorized, 100 issued and outstanding	100	100
Retained earnings	1,849,852	1,472,174
Total stockholder’s equity	1,849,952	1,472,274
Total liabilities and stockholder’s equity	$8,829,338	$9,482,785

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF INCOME

For the Six Months Ended June 30, 2019 and 2018

	2019	2018
Revenue Earned
Staffing	$939,970	$804,346
Outsourced contingent workforce	16,075,306	16,443,141
Freelance staffing and crewing	821,401	690,583
Direct hire	9,000	31,140
Other	71,687	8,449
Total revenue earned	17,917,364	17,977,659
Cost of earned revenue
Staffing	725,430	639,933
Outsourced contingent workforce	14,570,800	14,940,841
Freelance staffing and crewing	682,532	546,195
Other	32,440	33,226
Total cost of earned revenue	16,011,202	16,160,195
Gross profit	1,906,162	1,817,464
General and administrative expenses	1,357,728	1,304,844
Earnings before interest, taxes, depreciation & amortization	548,434	512,620
Non-Operating Income (Expense)
Interest income, related parties	45,509	33,531
Fees, line-of-credit	(27,147)	(31,627)
Interest expense, line-of-credit	(132,446)	(105,842)
Interest expense	(8,805)	(1,401)
Depreciation	(11,901)	(12,495)
Management fees	-	(120,599)
Professional fees, other	(2,961)	(2,460)
Loss on asset disposition	(2,591)	-
Other	(34,019)	(13,429)
Income before taxes on income	374,073	258,298
Income tax benefit	3,605	60,591
Net income	$377,678	$318,889

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net Income	$377,678	$318,889
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	11,901	12,495
Loss on disposal of property and equipment	2,591	-
Deferred Tax Liability	-	(65,535)
Changes in operating assets and liabilities:
Contract receivables	885,437	135,990
Due from related parties	(258,655)	(135,359)
Due from employees	1,175	-
Prepaid expenses	152,305	113,643
Accounts payable	90,185	(191,119)
Accrued liabilities	24,311	299,301
Deferred revenue	50,204	163,035
Income taxes payable	(180,359)	(67,125)
Net cash provided by operating activities	1,156,773	584,215
Cash flows used in investing activities:
Purchase of fixed assets	(14,350)	(16,069)
Cash flows from financing activities:
Net repayment on-line-of-credit	(581,955)	(364,666)
Proceeds from issuing short-term debt	125,000	-
Payment of long-term debt	(558,511)	(58,000)
Net curtailment on long-term debt	-	(202,000)
Net cash used in financing activities	(1,015,466)	(624,666)
Net increase (decrease) in cash and cash equivalents	126,957	(56,520)
Cash and cash equivalents, beginning of period	28,710	92,112
Cash and cash equivalents, end of period	$155,667	$35,592

See accompanying notes to the financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS, continued

Six Months Ended June 30, 2019 and 2018

	2019	2018
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$141,251	$107,243
Income Taxes	$101,013	$-

Financing interest makes up the majority of interest paid in cash.

See accompanying notes to the financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Nature of Operations

The Maslow Media Group, Inc. (the “Company”) was incorporated in the state of Virginia in 1988. As described in Note 3, 100% of the common stock of the Company was acquired by Vivos Holdings, LLC (the “Parent”). The Company ranks among the best video production, Employer of Record, and staffing solutions companies. The Company works with prestigious clients across the globe, including global production companies, television networks, corporate multimedia departments and government agencies. The Company team numbers more than 1,800 talented individuals nationwide, all of whom are dedicated to the Company’s innovative work, as well as giving back to the communities in which it operates.

Use of Estimates

The financial statements and related disclosures are prepared in conformity with United States (U.S.) generally accepted accounting principles (“G.A.A.P.). The Company must make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to revenue recognition, allowances for doubtful accounts, useful lives for depreciation and amortization, loss contingencies, income taxes, and the assumptions used for web site development cost classifications. Actual results may be materially different from those estimated. In making its estimated, the Company considers the current economic and legislative environment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90-days or less to be cash equivalents.

Accounts Receivable, Contract Assets and Contract Liabilities (Deferred Revenue)

Receivables represent both trade receivables from customers in relation to fees for the Company’s services and unpaid amounts for benefit services provided by third-party vendors, such as healthcare providers for which the Company records a receivable for funding until the payment is received from the customer and a corresponding customer obligations liability until the Company disburses the balances to the vendors.

The Company provides for an allowance for doubtful accounts by specifically identifying accounts with a risk of collectability and providing an estimate of the loss exposure. Management considers all contract receivables as of June 30, 2019 and December 31, 2018 to be fully collectible, therefore an allowance for doubtful accounts is not provided for.

The Company records accounts receivable when its right to consideration becomes unconditional. Contract assets primarily relate to the Company rights to consideration for services provided that they are conditional on satisfaction of future performance obligations.

The Company records contract liabilities (deferred revenue) when payments are made or due prior to the related performance obligations being satisfied. The current portion of the Company contract liabilities is included in accrued liabilities in its consolidated balance sheets. The Company does not have any material contract assets or long-term contract liabilities.

At June 30, 2019 and December 31, 2018, the Company’s deferred revenue totaled $285,597 and $235,393, respectively. The Company recognized the entire amount of the deferred revenue balance as revenue during the year following.

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Property and Equipment

Property and equipment are stated at cost and are depreciated using primarily the straight-line method over the following estimated useful lives: furniture, fixtures, and computer equipment — 3 to 7 years; leasehold improvements — over estimated useful life of asset. Expenditures for renewals and betterments are capitalized whereas expenditures for repairs and maintenance are charged to income as incurred. Upon sale or disposition of property and equipment, the difference between the unamortized cost and the proceeds is recorded as either a gain or a loss. Depreciation and amortization expense for the six months ended June 30, 2019 and 2018 totaled $9,563 and $10,104, respectively.

Software Development Costs

Costs incurred to develop software and websites are capitalized and amortized. Development costs are capitalized from the time the software is considered probable of completion until the software is ready for use. Costs incurred related to the planning and post implementation phases of development are expensed as incurred. Cost associated with the platform content or the repair or maintenance, including transfer of data between existing systems are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the software, estimated at 3 years.

The net capitalized software balance of $12,530 and $4,384 as of June 30, 2019 and December 31, 2018, respectively, is included in property and equipment in the consolidated balance sheets. Amortization expense related to the capitalized software costs was $2,338 and $2,391 for 2019 and 2018, respectively.

Fair Value Measurements

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities
●	Level 2 – Other significant observable inputs
●	Level 3 – Significant unobservable inputs

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Revenue Recognition

The Company recognizes revenues when control of the promised services is transferred to its clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. The Company revenues are recorded net of any sales, value added, or other taxes collected from its clients.

A performance obligation is a promise in a contract to transfer a distinct service to the client, and it is the unit of account in the new accounting guidance for revenue recognition. Most of the Company contracts have a single performance obligation as the promise to transfer the individual services is not separately identifiable from other promises in its contracts and, therefore, is not distinct. However, the Company has multiple performance obligations within its contracts as discussed below. For performance obligations that the Company satisfies over time, revenues are recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation. The Company generally utilizes an input measure of time (e.g., hours, days, months) of service provided, which most accurately depicts the progress toward completion of each performance obligation.

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The Company generally determines standalone selling prices based on the prices included in the client contracts, using expected costs plus margin, or other observable prices. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. Certain client contracts have variable consideration, including credits, sales allowances, rebates or other similar items that generally reduce the transaction price. The Company estimates variable consideration using whichever method, either the expected value method or most likely amount method, better predicts the amount of consideration to which the Company will become entitled based on the terms of the client contract and historical evidence. These amounts may be constrained and are only included in revenues to the extent the Company does not expect a significant reversal when the uncertainty associated with the variable consideration is resolved. The Company variable consideration amounts are not material, and the Company does not believe that there will be significant changes to its estimates.

The Company client contracts generally include standard payment terms. The payment terms vary by the type of the clients and services offered and the clients rating. Client payments are typically due approximately 60 days after invoicing but may be a shorter or longer term depending on the contract. The Company client contracts are generally between one and three years in duration. The timing between satisfaction of the performance obligation, invoicing and payment is not significant. For certain services and client types, the Company may require payments prior to delivery of services to the client, for which deferred revenue is recorded.

Revenue Service Types

The following is a description of the Company revenue service types, including Outsourced Contingent Workforce, Employer of Record, Freelancing Staffing and Crewing Services and Permanent Recruitment.

Outsourced Contingent Workforce

Outsourced Contingent Workforce services include the augmentation of clients’ workforce with its contingent employees performing services under the client’s supervision, which provides its clients with a source of flexible labor. The Company recognizes revenues over time based on a fixed amount for each hour of staffing and interim service provided. The Company Outsourced Contingent Workforce services include utilizing contingent employees who are generally experts in a specific field advising the client to help find strategic solutions to specific matters or achieve a particular outcome. The Company services may also include managing certain processes and functions within the client’s organization. The Company recognizes revenues over time based on (i) clients benefiting from services as the Company is providing them, (ii) clients controlling an asset as it is created or enhanced, or (iii) performance not creating an asset with an alternative use and having an enforceable right to payment for the services the Company has provided to date. The Company generally utilize an input measure of time for the service provided, which most accurately depicts the progress toward completion of these performance obligations. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances.

Employer of Record

Employer of Record services provides the administrative, HR, legal and tax-related compliance requirements associated with payrolling of employees in any industry. The Company recognize revenues over time based on a fixed amount for each hour of staffing and interim service provided.

Freelance Staffing and Crewing

Outsourced Contingent Workforce includes Freelance Staffing and Crewing services. These services include providing broadcasters and corporations worldwide with the highest quality camera crews, equipment and other creative video production services. The Company helps craft a team of creative and technical talent with gear packages to support client’s video production needs from documentaries to live events. These services include interviewing and screening candidates, background and reference checks as needed, negotiated compensation package and monitoring performance.

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Permanent Recruitment

Permanent Recruitment services include providing qualified candidates to its clients to hire on a permanent basis. The Company recognizes revenues for its Permanent Recruitment services at a point in time when the Company places the qualified candidate, because the Company has determined that control of the performance obligation has transferred to the client (i.e., service performed) as the Company has the right to payment for its service and the client has accepted the Company service of providing a qualified candidate to fill a permanent position. Revenues recognized from the Company Permanent Recruitment services are based upon either a fixed fee per placement or as a percentage of the candidate’s salary.

Income Taxes and Uncertain Tax Positions

The Company accounts for income taxes in accordance with the accounting guidance on income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The difference is related to a change in the tax accounting method.

A valuation allowance is recorded against deferred tax assets in these cases when management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company has no tax positions as of June 30, 2019 and 2018 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibles. Interest, if any, related to income tax liabilities is included in interest expense. Penalties, if any, related to income tax liabilities are included in operating expense. The Company is subject to examination for federal and state authorities for years 2015 and thereafter.

The Company reports their deferred tax liabilities and deferred tax assets, together as a single noncurrent item on their classified balance sheet as required by ASU No. 2015-7 “Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes” (ASU 2015-17).

Advertising

The Company follows a policy of charging the costs of advertising to expense as incurred. Advertising expense for the six months ended June 30, 2019 and 2018 totaled $833 and $4,167, respectively.

Subsequent Events

Effective, January 1, 2019, management fees paid to the Parent were suspended.

Terms on the second phase of the intercompany notes’ receivable (Note 1 & 2) were changed. Effective March 31, 2019, accrued interest on a quarterly basis will be capitalized into the principle instead of paid as per the original agreement.

The Company is currently renegotiating the payment terms in its settlement agreement with MCA Lender Advantage Capital.

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The Company is currently renegotiating terms of the related party note receivable (Note 2) in 2019 through either payoff or an asset transition.

(2) Contract Receivables

Contract receivables consist of the following as of:

	June 30, 2019	December 31, 2018
Billed Receivables	$1,301,263	$1,572,348
Unbilled Receivables	106,888	139,284
Accounts receivable, factored	3,571,269	4,153,224
	$4,979,419	$5,864,856

All of the net trade receivables are pledged as collateral on a loan agreement.

(3) Related Party Transactions

Management Fees

The Company is required to pay management fees to the Parent (Note 1). Payments are payable monthly in the amount of $20,000. In 2018, the Company offset management fees payable against accrued interest income on the related party receivable from parent. For the six months ending June 30, 2019, there were no management fees. Total management fees for the six months ending June 30, 2018 were $120,599.

Notes Receivable

The Company has notes receivable from the Parent and related partners, Vivos Real Estate, LLS, a member of the Parent, both related parties.

The Company executed an intercompany promissory note receivable with Vivos Real Estate, LLC in the amount of $771,928 consists of two periods. The first period from November 15, 2017 until March 31, 2018, no principal or interest payments were required. During the first loan period, interest accrued monthly and a new loan amount of $780,947 will be subject to a second loan period. During the second period, interest is payable in 20 equal consecutive installments and the principal balance plus accrued and unpaid interest is due March 31, 2023. Interest during both periods accrues at a rate of 3.5% annually.

In 2018, all quarterly interest payments to be made in Phase 2 were offset by the management fees due to the Parent. In addition, principal payments totaling $30,000 were made by the Parent. As of June 30, 2019, and December 31, 2018, the total outstanding balance was $759,114 and $746,000, respectively.

The intercompany promissory note receivable with the Parent in the amount of $1,400,000, consists of two periods. The first period from November 15, 2016 until September 30, 2018, no principal or interest payments were required. Interest will accrue monthly and a new loan in the amount of $1,773,439 will be subject to a second loan period. During the second loan period, interest shall be paid in twenty equal consecutive payments, quarterly. Principal plus any unpaid interest is due September 20, 2023. Interest during both loan periods accrues at a rate of 2.5%. Additionally, monthly payments of $15,277 are made on behalf of the Parent to the seller by the Company. These payments, plus any other payments made by the Company on behalf of the Parent, are added to the principal balance of the promissory note receivable. As of June 30, 2019, and December 31, 2018, the total outstanding balance was $2,814,525 and $2,568,984, which includes capitalized interest of $37,747 and $17,739 respectively. In 2018, all quarterly interest payments to be made in phase 2 were offset by the management fees due to the Parent.

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Debt Settlement Agreements

On July 10, 2018, the Parent, executed a receivable financing agreement with a financial institution and agreed to remit $670,000 of accounts receivable over a six-month period through daily remittances of $5,317 in exchange for $485,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October 2018, the Parent defaulted on the agreement and on October 25, 2018, executed a settlement agreement whereby the Company is to pay the outstanding balance over eleven installments with the final amount due August 31, 2019. The total outstanding balance owed by the Company as of June 30, 2019 and December 31, 2018 was $104,199 and $211,983, respectively.

On July 5, 2018, the Parent, executed a receivable financing agreement with a financial institution whereby the Parent agreed to remit $556,000 of accounts receivable over a six-month period through daily remittances of $3,782 in exchange for $400,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October 2018, the Parent defaulted on the agreement and on January 24, 2019, executed a settlement agreement whereby the Company is to pay the outstanding balance over eight installments with the final amount due August 31, 2019. As of June 30, 2019, there was no outstanding balance due.  The total outstanding balance as of December 31, 2018 was $230,586.

The Parent received an advance from a financial institution in the amount of $600,000 in exchange for $780,000 of the Company’s accounts receivable. Included in this loan is a fee of $180,000. The collection date is eighteen months from the funding date and is estimated to be May 2019. The agreement is guaranteed by the Parent, both shareholders and the Company. The total outstanding balance owed by the Company as of June 30, 2019 and December 31, 2018 was $130,932 and $351,073, respectively.

(4) Receivables Sold with Recourse

The Company has a factoring and security agreement that was amended in January 2018 to increase the maximum advance to $4,000,000 for a term of one year. The advanced rate is 90% of eligible accounts receivable (as defined by the agreement) and a finance rate of prime plus 2.5%. The agreement was amended again on January 19, 2018, to increase the maximum advance rate of $5,500,000. The agreement renews annually.

In accordance with the agreement a reserve amount is required for the total unpaid balance of all purchased accounts multiplied by a percentage equal to the difference between one hundred percent and the advanced rate percentage. As of June 30, 2019, and December 31, 2018, the required amount was 10%. Any excess of the reserve amount is paid to the company on a weekly basis as requested. If a reserve shortfall exists for a period of ten-days, the Company is required to make payment to the financial institution for the shortage.

Accounts receivable were sold with full recourse. Proceeds from the sale of receivables were $13,298,772 and $13,520,362 for the six months ended June 30, 2019 and 2018, respectively. The total outstanding balance under the recourse contract was $3,571,269 and $4,153,224 at June 30, 2019 and December 31, 2018, respectively.

Substantially all of the Company’s asset collateralize the agreement. In the event of default, the financial institution may demand that the Company repurchase the receivable or debit the reserve account. Total finance line fees for the six months ended June 30, 2019 and 2018 totaled $159,593 and $137,468 respectively, and are included as a component of interest expense in the accompanying income statement.

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(5) Income Taxes

Income tax benefit consists of the following components for the six months ended June 30:

	2019	2018
Current:
Federal	$-	$48,617
State	3,605	11,974
Total income tax benefit	$3,605	$60,591

The deferred tax liability as of June 30, 2019 and December 31, 2018 is $343,664, due to a section 481a adjustment in the amount of $334,548.

(6) Qualified Retirement Plan

The Company has adopted a qualified retirement plan covering all employees over age 21 who have completed one year of service. Eligible employees may defer up to 90% of compensation into the plan. There is no employer matching or profit-sharing contributions permitted by the plan document.

(7) Operating Lease

The Company held a lease agreement to rent office space with an unrelated party which expired April 30, 2018. Lease payments for 2019 and 2018 totaled $123,000 and $131,654, respectively. Effective July 1, 2018, the Company entered an operating lease for office space in Maryland from a related party for a term of one-year. Total rent expense for 2019 totaled $123,000. The lease turns into a month-to-month lease on July 1, 2019.

(8) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and contract receivables. The Company places its temporary cash investments with certain financial institutions. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of June 30, 2019, and 2018, the uninsured balances totaled $0.

As of June 30, 2019, two customers accounted for $2,954,972 or 59 % of contract receivables, 97% of which is less than 90-days old. As of December 31, 2018, three customers accounted for $3,097,706 or 53% of contract receivables, 99% of which is less than 90-days old.

In the first six months of 2019 and 2018, the Company conducted a major portion of its business with one customer who accounted for approximately 38% and 36%, respectively, of its total sales.

(9) Auditing Standards Updates (ASU)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for most lease arrangements and expands disclosures about leasing arrangements for both lessees and lessors, among other items. The new standard is effective for fiscal years beginning after December 15, 2018.

(10) Promissory Note

On June 19, 2019, The Company issued a $125,000 promissory note with an annual interest rate of 12% with the option of converting the note into equity. The funds raised from the promissory note was to be used for working capital purposes. The Company is obligated to issue shares equal to 75% of the average sale price of a qualified financing transaction.

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